EXHIBIT D

NOTICE OF WITHDRAWAL OF TENDER

Regarding Class I Shares of

Forum CRE Income Fund

Tendered Pursuant to the Offer to Purchase
Dated January 21, 2022

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT, AND THIS NOTICE OF WITHDRAWAL MUST BE RECEIVED BY THE FUND BEFORE 11:59 P.M., EASTERN TIME, ON FEBRUARY 21, 2022 UNLESS THE OFFER IS EXTENDED.

For Certified Mail, Return Receipt Requested:
Forum CRE Income Fund

Class I Shares

c/o Ultimus Fund Solutions, LLC

P.O. Box 541150

Omaha, NE 68154-9150

For Overnight Mail:
Forum CRE Income Fund

Class I Shares
4221 N 203rd St., Suite 100

Elkhorn, NE 60822

For additional information:

Phone: 1-303-501-8804
Fax: 1-402-963-9094

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its Class I Shares of Forum CRE Income Fund (“Shares”), or the tender of a portion of such Shares, for purchase by the Forum CRE Income Fund that previously was submitted by the undersigned in a Letter of Transmittal dated _____________________.

This tender was in the amount of:

☐	All Shares.
☐	Portion of Shares expressed as a specific dollar value. $___________
☐	Portion of Shares expressed as a specific number of Shares. ___________

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares (or portion of the Shares) previously tendered will not be purchased by the Forum CRE Income Fund pursuant to the terms of the Offer of Purchase referenced above.

____________________________________ Signature of Shareholder	____________________________________ Signature of Joint Shareholder or Other Person whose signature is required
____________________________________ Print Name of Shareholder	____________________________________ Print Name Joint Shareholder or Other Person whose signature is required
____________________________________ Signature of Authorized Representative (if applicable)	____________________________________ Signature of other Authorized Representative whose signature is required (if applicable)
____________________________________ Print Name of Authorized Representative (if applicable)	____________________________________ Print Name of other Authorized Representative whose signature is required (if applicable)
____________________________________ Print Title of Authorized Representative and Relationship to Shareholder (if applicable)	____________________________________ Print Title of other Authorized Representative whose signature is required and Relationship to Shareholder (if applicable)

Date: __________________

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